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                                                                   Exhibit 10.12


                  TAX ALLOCATION AND INDEMNIFICATION AGREEMENT

         This Agreement is made this 18th day of February, 2003 by and between American Financial Corporation, an Ohio corporation (hereinafter called "AFC"), and each and every one of those companies set forth on the signature page hereof (collectively referred to as the "NSA Group Subsidiaries");

                                   WITNESSETH:

         WHEREAS, as a result of AFC's direct or indirect ownership of at least 80% of the voting power of all classes of outstanding stock of each of the NSA Group Subsidiaries, AFC and the NSA Group Subsidiaries have comprised an affiliated group (hereinafter "Affiliated Group"), as that term is defined under
Section 1504 of the Internal Revenue Code of 1954, as amended; and

         WHEREAS, each of the NSA Group Subsidiaries has satisfied its federal income tax obligations by payments to (or receiving benefits from) AFC pursuant to an Agreement of Allocation of Payment of Federal Income Taxes dated May 13, 1974, (the "Tax Allocation Agreement") and;

         WHEREAS, the Tax Allocation Agreement specifies that such federal income tax obligations be computed with respect to GAAP income.

         WHEREAS, the NSA Group Subsidiaries' parent company, Infinity Property and Casualty Corporation, has filed a registration statement under the Securities Act for the purpose of selling a portion of its common stock indirectly owned by AFC; and

         WHEREAS, upon completion of the public offering, the NSA Group Subsidiaries will no longer be members of the Affiliated Group; and

         WHEREAS, AFC and the NSA Group Subsidiaries wish to provide for each of their respective responsibilities and indemnification obligations with respect to the payment of federal income taxes for taxable periods ending on or before the completion of the public offering (the "Closing Date").

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, AFC and the NSA Group Subsidiaries do hereby agree as follows:

         (1) Each member's allocable federal income tax will be determined by reference to, and consistent with the methodology employed under, the Tax Allocation Agreement.

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         (2) AFC shall be responsible for, shall pay all taxes to be paid, and shall indemnify the NSA Group Subsidiaries against any and all pre-closing federal income taxes imposed on the Affiliated Group that would have been allocated to members of the Affiliated Group, other than the NSA Group Subsidiaries, for taxable periods or portions thereof ending on or before the Closing Date. In the case of federal income taxes attributable to taxable periods beginning on or before and ending after the Closing Date ("Straddle") if any, the taxes for the pre-closing period shall be computed as if such taxable period ended on the date of the Closing.

         (3) The NSA Group Subsidiaries shall be responsible for, shall pay all taxes to be paid, and shall indemnify AFC against any and all pre-closing federal income taxes imposed on the Affiliated Group that would have been allocated to the NSA Group Subsidiaries for taxable periods or portions thereof ending on or before the Closing Date. AFC shall include the income of the NSA Group Subsidiaries for the pre-closing period in the Affiliated Group's federal consolidated tax returns, and shall file and be responsible for remitting all taxes reflected on such consolidated returns. AFC shall prepare and file all federal tax returns required to be filed by or with respect to the Affiliated Group for periods ending on or before or including the Closing Date and shall pay all federal income taxes due with respect thereto.

         (4) Any refunds of federal income taxes with respect to taxes allocated to the NSA Group Subsidiaries and paid for any period ending on or before the Closing Date shall be for the account of the NSA Group Subsidiaries. AFC shall, if the NSA Group Subsidiaries so requests and at the NSA Group Subsidiaries' expense, cause the relevant entity to file for and obtain any refunds to which the NSA Group Subsidiaries are entitled hereunder, including through the prosecution of an administrative or federal proceeding which the NSA Group Subsidiaries, at their discretion, choose to direct such entity to pursue. AFC shall permit the NSA Group Subsidiaries to participate in, but not control (at the NSA Group Subsidiaries' expense), the prosecution of any such refund claimed and when deemed appropriate by AFC, shall cause a relevant entity to authorize by appropriate power of attorney such persons as the NSA Group Subsidiaries shall designate to represent such entity with respect to such refund claim. Without imposing any duty of investigation upon AFC, AFC shall, and shall cause its affiliated members, to notify the NSA Group Subsidiaries of the existence of any facts known to the Affiliated Group that would constitute a reasonable basis for claiming a refund of taxes to which the NSA Group Subsidiaries are entitled hereunder. AFC shall forward to the NSA Group Subsidiaries any such refund promptly after the refund is received.

         (5) AFC shall promptly notify the NSA Group Subsidiaries in writing upon receipt by AFC or any of its affiliate members, of notice of any pending or threatened audit, assessment, or judicial administrative proceeding involving taxes with respect to the Affiliated Group for which the NSA Group Subsidiaries would be required to indemnify AFC pursuant to Section (3) above, provided the failure of AFC to give such notice shall not relieve the NSA Group Subsidiaries of its indemnification obligations under Section (3), except to the extent the NSA Group Subsidiaries is materially prejudiced thereby.


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         (6) The NSA Group Subsidiaries shall promptly notify AFC in writing upon receipt by the NSA Group Subsidiaries of notice of any pending or threatened audit, assessment, or judicial administrative proceeding involving taxes with respect to the NSA Group Subsidiaries for which AFC would be required to indemnify the NSA Group Subsidiaries pursuant to Section (2) above, provided the failure of the NSA Group Subsidiaries to give such notice shall not relieve AFC of its indemnification obligations under Section (2), except to the extent AFC is materially prejudiced thereby.

         (7) The NSA Group Subsidiaries shall have the right to participate in, but not control, at their own expense, a tax proceeding to the extent it relates to pre-closing taxes which may be the subject of indemnification by the NSA Group Subsidiaries pursuant to Section (3) and to employ counsel of its choice at its expense. AFC shall not compromise or settle any such tax proceeding without the prior written consent of the NSA Group Subsidiaries, which consent shall not be unreasonably withheld. If AFC shall not assume the defense of such tax proceeding, then the NSA Group Subsidiaries may assume sole control over such tax proceeding, at its own expense, without relieving the NSA Group Subsidiaries of its indemnification obligation under Section (3).

         (8) AFC shall have the right to control, at its own expense, a tax proceeding to the extent it relates to pre-closing taxes which may be the subject of indemnification by AFC pursuant to Section (2) and to employ counsel of its choice at its expense.

         IN WITNESS WHEREOF, this Agreement is hereby made effective on the date and year first above written by the undersigned.

                         AMERICAN FINANCIAL CORPORATION



                         BY:    /s/ James C. Kennedy
                            -----------------------------------
                           Name:  James C. Kennedy
                           Title: Vice President, Deputy General
                                  Counsel and Secretary

                         NSA GROUP SUBSIDIARIES

                         ATLANTA CASUALTY COMPANY



                         BY:   /s/ Samuel J. Simon
                            -----------------------------------
                           Name: Samuel J. Simon
                           Title: Vice President



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                          LEADER INSURANCE COMPANY



                          BY:   /s/ Samuel J. Simon
                             -----------------------------------
                            Name: Samuel J. Simon
                            Title:   Vice President

                          INFINITY INSURANCE COMPANY



                          BY:   /s/ Samuel J. Simon
                             -----------------------------------
                            Name: Samuel J. Simon
                            Title:   Vice President

                          WINDSOR INSURANCE COMPANY



                          BY:   /s/ Samuel J. Simon
                             -----------------------------------
                            Name: Samuel J. Simon
                            Title:   Vice President


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